EXHIBIT 99.3
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FITNESS DIVISION

COMBINED STATEMENTS OF SALES, COST OF SALES AND DIRECT EXPENSES
YEARS ENDED DECEMBER 31, 2000 AND 1999
(DOLLARS - IN THOUSANDS)
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                                                        2000              1999
                                                      --------          --------

NET SALES                                             $114,304          $ 97,649

COST OF SALES                                           79,588            66,023
                                                      --------          --------

   Gross Profit                                         34,716            31,626
                                                      --------          --------

DIRECT EXPENSES:
   Selling and marketing                                10,950             7,571
   General and administrative                            3,662             4,512
   Royalties                                             2,233             1,718
                                                      --------          --------

       Total direct expenses                            16,845            13,801
                                                      --------          --------

SALES IN EXCESS OF COST OF SALES AND
DIRECT EXPENSES                                       $ 17,871          $ 17,825
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See notes to combined financial statements